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                                                                   Exhibit 10.13
                         EMPLOYMENT AGREEMENT AMENDMENT


     THIS EMPLOYMENT AGREEMENT AMENDMENT made as of the 9th day of July, 1992 (this "Amendment") to that certain Employment Agreement (the "Employment Agreement") dated as of the 16th day of May, 1991, by and between TF Acquisition Corporation, a Delaware corporation (the "Company"), and Paul Serff ("Employee"). Unless otherwise specifically defined herein, defined terms used in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.

                              W I T N E S S E T H:

     WHEREAS, Employee has been providing valuable services to the Company, and the Company desires to extend the term of the Employment Agreement; and

     WHEREAS, Employee also desires an extension of the term of the Employment Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed:

         1. Substitution of Provision Governing Term of Employment. Effective as of the date first written above, Paragraph Two of the Employment Agreement shall be deleted in its entirety, and the following provision shall be substituted in place thereof:

              2. Term of Employment. Employee's term of employment by the Company under this Agreement (the "Employment Term") shall be renewed as of July 9, 1992, and shall continue for a period of twenty-four
         (24) months on a continuing basis so that at any given point in time, Employee has an agreement for employment for a period of twenty-four
         (24) months, unless sooner terminated as hereinafter provided.

         2. Effect of Amendment. Except as heretofore and herein specifically amended, the Employment Agreement shall remain and continue in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date and year first above written.

                                        TF ACQUISITION CORPORATION


                                        By:    /s/ Lyn D. Anderson
                                           -----------------------------------
                                        Title:     Secretary
                                              --------------------------------

                                               /s/ Paul Serff
                                        --------------------------------------
                                        Paul Serff





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                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made and entered into as of this 16th day of May, 1991, by and between TF Acquisition Corporation, a Delaware corporation (the "Company"), and Paul C. Serff ("Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and Employee have entered into an employee agreement, dated June 27, 1988 (the "1988 Employment Agreement") pursuant to which Employee has been serving as the Executive Vice President - Personnel and Administration of the Company and of Tom's Foods, Inc., a wholly-owned subsidiary of the Company ("Tom's Foods"); and

     WHEREAS, the Company and Employee desire to amend the 1988 Employment Agreement to clarify the provisions thereof; and

     WHEREAS, the Company and Employee desire to enter into this Agreement as a clarification, amendment and restatement of the 1988 Employment Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the sufficiency and receipt of which hereby are acknowledged, the parties hereto agree as follows:

     1. Position. During the term of his employment with the Company hereunder, Employee shall serve as (i) Executive Vice President - Personnel and Administration of the Company and (ii) Executive Vice President - Personnel and Administration of Tom's Foods, with substantially the same functions, duties and responsibilities as on the date hereof.

     Employee shall diligently devote his entire business skill, time and effort to his employment hereunder; provided, he shall be entitled annually to such vacations and sick leave as have been heretofore agreed upon by the Company and Employee. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Employee's obligations hereunder, Employee may (i) serve as a director or trustee of any charitable or non-profit entity; (ii) acquire solely as an investment any securities so long as (A) he remains a passive investor in such entity, and (B) such entity is not, directly or indirectly, in competition with the Company or Tom's Foods; or
(iii) serve as a director of any corporation so long as such entity is not, directly or indirectly, in competition with the Company or Tom's Foods.





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     2.   Term of Employment.  Employee's term of employment by the Company under this Agreement (the "Employment Term") shall continue from the date hereof through June 27, 1992, unless sooner terminated as hereinafter provided, subject to extension as provided below.

     On June 27, 1991, the Company shall have the option, in its sole discretion, to extend this Agreement for an additional term of 12 months through June 27, 1993; provided, the Company shall not be permitted to extend the Employment Term beyond said date, at which time this Agreement shall terminate; and, provided further, in the event the Company extends the Employment Term pursuant to this Paragraph 2, Employee shall have the option of either accepting or rejecting such extension.

     3. Compensation. As compensation for the services contemplated hereby, the Company shall pay to Employee during the Employment Term an annual salary initially equal to $115,000, said amount to be paid in installments not less frequently than monthly. Such salary will be subject to merit increase reviews by the Board of Directors of the Company on an annual basis during the Employment Term.

     In addition to his base salary, Employee shall be entitled to participate in the Company's incentive bonus compensation plan which plan shall be either (i) a continuation of the incentive bonus compensation plan in effect for executive management employees of Tom's Foods as of the date hereof or (ii) such other incentive bonus compensation plan as may be approved and adopted by the Board of Directors of the Company.

     4. Employee Benefits. Employee shall be entitled to participate during the Employment Term in all employee benefit plans and programs of the Company which are made generally available from time to time by the Company to its executive management employees, to the extent that he is eligible under the general terms thereof, including any major medical and life insurance plans. These employee benefit plans and programs are listed on Exhibit A, attached hereto. Employee also shall be entitled to continue to receive the equivalent of any other fringe benefits which he is currently receiving (also listed on Exhibit A), except to the extent that any such fringe benefits are hereafter eliminated or curtailed for all executive management employees of the Company and/or Tom's Foods.

     5. Expenses. The Company shall pay or reimburse Employee for any expenses reasonably incurred by him in furtherance of his duties hereunder, including, expenses for club memberships, entertainment, traveling, meals and hotel accommodations, upon submission by him of vouchers or itemized lists thereof prepared



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in compliance with such rules and policies relating thereto as the Company may from time to time adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

     6.   Termination.

          (a)  Termination for Cause.  The Company may terminate
Employee's employment obligations and all of the Company's obligations under this Agreement for "Cause" (as defined hereinbelow). Such termination shall be effected by notice thereof delivered by the Company to Employee, and shall be effective as of the date of such notice. As used herein, "Cause" shall be (i) Employee's conviction of a felony which involves moral turpitude; or (ii) Employee's failure to comply with the terms of this Agreement and the failure by Employee to correct such failure within 10 days after written notice from the Company; or (iii) Employee's gross negligence or willful misconduct in the performance of his duties which has a material adverse effect on the Company's operations, profits or business.

     In the event of termination for Cause, Employee shall be entitled to receive all salary earned to the date of termination, but all other rights of Employee hereunder shall terminate as of the effective date of Employee's termination.

          (b) Termination by Company Without Cause. In the event that Employee is terminated by the Company without Cause, (i) Employee shall be entitled to receive all accrued and unpaid bonuses (including a pro rata portion of the bonus payable to Employee for the year of his termination when paid to all other employees participating in the bonus plan); and (ii) Employee shall be entitled to receive his salary, as though such termination had not occurred, in equal monthly installments until the then current termination date of the Employment Term.

          (c) Resignation by or Death of Employee. In the event that Employee either resigns (except in the case of resignation due to Employee's total disability as provided in subparagraph (d) hereof) or dies during the Employment Term, Employee or Employee's estate, as the case may be, shall be entitled to receive all salary and bonuses earned and accrued to the date of resignation or death, as the case may be (including a pro rata portion of the bonus payable to Employee for the year of resignation or death when paid to all other employees participating in the bonus plan), but all other rights of Employee hereunder shall terminate as of the date of Employee's termination or date of death, as the case may be.



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          (d)  Employee's Total Disability.  In the event that Employee is terminated by the Company or Employee resigns, due to Employee's total disability, (i) Employee shall be entitled to receive all salary and bonuses earned and accrued to the date of termination (including a pro rata portion of the bonus payable to Employee for the year in which Employee's total disability occurred), as well as any other benefits payable under the Company's then current disability policy, but all other rights of Employee hereunder shall terminate as of the date of Employee's termination. As used herein, "total disability" shall mean any physical or mental ailment which prevents Employee from performing his duties incident to Employee's employment with the Company, which has continued for a period of 90 consecutive days in any 12- month period and which is expected to be of permanent duration.

     7. Life Insurance. (1) During the Employment Term, the Company shall maintain, at its expense, life insurance policies on Employee in an amount sufficient to provide for and solely for the purpose of funding the repayment of (and limited to the amount of) any indebtedness incurred by Employee for the purpose of Employee's purchase of shares of capital stock of the Company pursuant to the Stock Purchase and Stockholders Agreement dated as of June 6, 1988 among the Company, Employee and other investors listed therein (the "Stock Purchase Indebtedness"). Employee shall in all cases be named as the owner, and the estate of Employee shall in all cases be named as the beneficiary, of any such life insurance policies maintained by the Company pursuant to this Paragraph 7. Such policies shall provide expressly for their termination immediately upon payment of the Stock Purchase Indebtedness. Employee acknowledges that the Company may deduct from Employee's salary an amount, determined by the Company, necessary to satisfy applicable federal and state tax withholding requirements to the extent that the provisions of this Paragraph 7 give rise to taxable compensation to Employee.

     8.   Protection of Confidential Information.

          (a) Covenant. Employee acknowledges that his employment by the Company will, throughout the term of this Agreement, bring him into close contact with many confidential affairs of the Company and Tom's Foods, including information about markets, key personnel, current and prospective customers, operational methods and other business affairs and methods and other information not readily available to the public, and plans for future developments relating thereto. Employee further acknowledges that the services to be performed under this


____________________

(1) subject to confirmation of insurability.



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Agreement are of a special, unique, unusual, extraordinary and intellectual character.  In recognition of the foregoing, Employee covenants and agrees:

               (i)  that he will keep secret all material
          confidential matters of the Company and Tom's Foods which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company or Tom's Foods, wherever located, either during or after the term of this Agreement, except with the Company's prior written consent; and

               (ii) that he will deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, all memoranda, notes, records, customer lists, reports and other documents (and all copies thereof) relating to the business of the Company or Tom's Foods which he obtained while employed by, or otherwise serving or acting on behalf of, the Company or Tom's Foods and which he may then posses or have under his control.

          (b) Specific Remedy. If Employee commits a material breach of any of the provisions of Paragraph 8(), the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     9.   Covenant Not to Compete.

          (a) Covenant. In the event that Employee resigns or is terminated for cause by the Company, Employee will not within the states of Georgia, Florida, Alabama, Mississippi, Louisiana, Texas, Oklahoma, Arkansas, Kentucky, North Carolina, South Carolina, Tennessee, Virginia, Maryland and/or Missouri engage in, represent in nay way, be connected with, become employed by or have any interest in any business or activity competing in any manner with any business carried on by the Company or Tom's Foods for a period of 1 year following such termination. In addition, Employee will not (i) for a period of 3 months following the date of such resignation or termination, permit any person who is at that time employed by the Company or Tom's Foods to join with Employee in doing business, engaging in, representing in any way, becoming connected with, becoming employed by or having any interest in any business or activity competing in any manner with any business carried on by the Company or Tom's Foods, or (ii) for a period of 1 year following the data of such resignation or termination, initiate the active solicitation of any person who



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is then an employee of the Company or Tom's Foods to join with Employee in any of the activities referred to in the preceding clause (i).

          (b) Specific Remedy. If Employee commits a material breach of the provisions of Paragraph 9(a), the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     10. Independence, Severability and Non-Exclusivity. Each of the rights and remedies enumerated in Paragraphs 8(b) and 9(b) shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company under the law or in equity. If any of the provisions contained in Paragraphs 8(a) and 9(a) or if any of the rights or remedies enumerated in Paragraphs 8(b) or 9(b), or any part of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions. If the courts of any one or more jurisdictions shall hold all of or any part of such provisions wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect the Company's right to relief in the court of any other jurisdiction as to failures to observe such provision in such other jurisdictions, the above provisions as they relate to each jurisdiction, being, for this purpose, severable into diverse and independent provisions. If any of the provisions contained in Paragraphs 8(a) and 9(a) is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

     11. Assignment of Employee Benefits. Absent the prior written consent of the Company, and subject to the laws of descent and distribution, Employee shall have no right to exchange, convert, encumber or dispose of the rights of Employee to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferable.

     12. Notices. All notices hereunder shall be given in writing by person delivery or by registered or certified mail addressed to the Company at its principal place of business and


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to Employee at his residence address as then listed in the Company's records.

     13.  General.

          (a) Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof which might refer such interpretation to the laws of a different state or jurisdiction.

          (b) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

          (d) No Other Representations. No representation, promise or inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and Employee and their respective heirs, executors, personal representatives, successors and assigns.

          (f) Amendments; Waivers. This Agreement may be amended, modified superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 16th day of May, 1991.





                                        /s/ Paul C. Serff
                                        --------------------------------------
                                        PAUL C. SERFF


                                        TF ACQUISITION CORPORATION

                                        By:  /s/ Lyn D. Anderson
                                           -----------------------------------





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                                   EXHIBIT A

                               Employee Benefits



1.       Medical Expense Reimbursement Plan
2.       Dental Expense Reimbursement Plan
3.       Group Life Plan
4.       Accidental Death and Dismemberment Plan
5.       Travel Accident Plan
6.       Education Assistance Program
7.       Pension/Retirement Plan
8. Executive Pension Supplement Plans, to include "G" and "V" Plans and Individual Supplement Agreements
9.       Investment Savings Plan
10.      Financial Planning and Tax Preparation Assistance
11.      Automobile/Gasoline/Maintenance
12.      Country Club Membership and Dues (after one year's services)
13.      Company Vacation Policy/Minimum Four weeks
14.      Nine Paid Holidays
15.      Spouse Travel as Approved by President/CEO
16.      Home Security Service or System (limit of $2,000 per year)
17.      Home Business Phone
18.      Airline Club Membership (limit of one)
19.      First-Class Air Travel





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